PRICING SUPPLEMENT NO. 9                                          Rule 424(b)(3)
DATED: February 10, 1998                                      File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$25,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
February 12, 1998             [_]                        [_]


Maturity Date:
February 12, 1999

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate:
5.5689%


 Index Maturity:  Three Months

 Spread (plus or minus): -0.06%



NYFS04...:\25\22625\0123\2041\AAA2128P.400

*     5/12/98, 8/12/98 and 11/12/98.

**    5/12/98, 8/12/98, 11/12/98 and 2/12/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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